Exhibit 99.1

SkyWater Technology Reports Fourth Quarter and Full Year 2022 Results
Record Revenues for both Q4 and Fiscal Year
BLOOMINGTON, Minn., – February 13, 2023 – SkyWater Technology (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the fourth quarter and full year 2022, ended January 1, 2023.
Highlights for Q4 2022:
•Revenue increased 69% year-over-year to a record $65.1 million.
•Gross margin increased to 25.4% on a GAAP basis, compared to (43.1)% in Q4 2021, and increased to 26.2% on a non-GAAP basis, compared to (6.1)% in Q4 2021.
•Net loss to shareholders of $3.0 million, or $(0.07) per share on a GAAP basis, and net loss to shareholders of $1.5 million, or $(0.03) per share on a non-GAAP basis.
•Adjusted EBITDA of $10.3 million, or 15.9% of revenue.
Highlights for Fiscal 2022:
•Revenue increased 31% year-over-year to a record $212.9 million.
•Gross margin increased to 12.2% on a GAAP basis, compared to (4.6)% in 2021, and increased to 13.7% on a non-GAAP basis, compared to 2.0% in 2021.
•Net loss to shareholders of $39.6 million, or $(0.97) per share on a GAAP basis, and net loss to shareholders of $30.3 million, or $(0.74) per share on a non-GAAP basis.
•Adjusted EBITDA of $7.7 million, or 3.6% of revenue.

“We are pleased to enter 2023 with growing momentum,” said Thomas Sonderman, SkyWater president and chief executive officer. “2022 was a year in which we achieved a number of our key strategic objectives, including strong revenue growth exceeding our long-term target of 25%, the significant expansion and improved visibility of our pipeline of ATS programs and partnerships and improved operational execution. As these materialized in 2022, we were able to demonstrate the significant operating leverage of our model, generating strong gross margin flow-through and positive adjusted EBITDA.”

Sonderman continued, “As we look ahead, we have a new expected baseline for quarterly revenues of approximately $60 million from which to grow. This is a significant achievement compared to this time last year, a testament to the team’s improved execution driving increased factory efficiency and productivity, along with better pricing in our Wafer Services business. This new baseline, as we enter a challenging macroeconomic environment in 2023, provides the foundation for yet another strong growth year in which we believe we can again achieve revenue growth approaching our long-term target of 25% annually. We believe the growth we expect to achieve in 2023 is largely de-coupled from areas of macroeconomic weakness, as we expect to expand our revenue base above the $60 million level with established, funded and relatively secure ATS programs.”
2022 Business Highlights:
•Significant progress on the RH90 program, including completion of the base prototype phase, receipt of the $99 million Phase 2 award for productization and qualification, and the securing of additional options and partnerships that firmly establish SkyWater’s role in the important RadHard ecosystem.
•Landmark partnership announced with the State of Indiana and Purdue University to build advanced $1.8 billion semiconductor fab .

•Receipt of a $36 million grant awarded to Osceola County by the U.S. Economic Development Administration to complete facilitization of our Florida facility, with SkyWater the only semiconductor company beneficiary of this Build Back Better award.
•Strong momentum toward building a stronger domestic semiconductor ecosystem through the CHIPS Act, which successfully passed in August, and for which SkyWater expects to be a key beneficiary for years to come.
•The execution of more favorable terms with our largest historical customer, including increased pricing, improved predictability and visibility and a larger, more profitable base of business from which to grow.
•Important new customer partnerships and progress announced with Google, NanoDX, Weebit Nano, Trusted Semiconductor, Quicklogic, and others as well as in heterogeneous integration programs such as IBAS and our partnerships with DECA and Adeia.
•Conclusion of a fixed revenue government program in Q4, ahead of the original schedule, resulted in a one-time non-cash revenue recognition event of $4.7 million, driving upside in ATS revenue and, given no associated cost of revenue, flowed through directly to gross profit and EBITDA for Q4.
•Record results for both ATS and Wafer Services, driving revenues to $213 million for the year, with a significantly expanded gross margin profile and positive adjusted EBITDA generation.
•Expansion of our access to capital through $250 million shelf registration (with $19 million in net equity proceeds raised to date) and new $100 million senior secured revolving credit facility that expands our available borrowing capacity.
Q4 2022 Summary:

GAAP
In USD millions, except per share data	Q4 22	Q4 21	Y/Y	Q3 22	Q/Q
Advanced Technology Services revenue	$47.9	$24.4	97%	$35.2	36%
Wafer Services revenue	$17.2	$14.2	21%	$17.2	0%
Revenue	$65.1	$38.5	69%	$52.3	24%
Gross profit (loss)	$16.6	$(16.6)	nm	$8.3	100%
Gross margin	25.4%	(43.1)%	6,850 bps	15.8%	960 bps
Net loss to shareholders	$(3.0)	$(27.0)	89%	$(6.9)	56%
Basic loss per share	$(0.07)	$(0.69)	90%	$(0.17)	59%

Non-GAAP
In USD millions, except per share data	Q4 22	Q4 21	Y/Y	Q3 22	Q/Q
Non-GAAP gross profit (loss)	$17.0	$(2.3)	nm	$8.8	94%
Non-GAAP gross margin	26.2%	(6.1)%	3,230 bps	16.8%	940 bps
Non-GAAP net loss to shareholders	$(1.5)	$(11.2)	87%	$(5.1)	72%
Non-GAAP basic loss per share	$(0.03)	$(0.28)	89%	$(0.13)	77%
Adjusted EBITDA	$10.3	$(4.7)	nm	$3.8	171%
Adjusted EBITDA margin	15.9%	(12.3%)	2,820 bps	7.3%	860 bps
nm - Not meaningful

2022 Summary:

GAAP
In USD millions, except per share data	FY22	FY21	Y/Y
Advanced Technology Services revenue	$139.4	$111.7	25%
Wafer Services revenue	$73.5	$51.2	44%
Revenue	$212.9	$162.8	31%
Gross profit (loss)	$26.0	$(7.5)	nm
Gross margin	12.2%	(4.6)%	1,680 bps
Net loss to shareholders	$(39.6)	$(50.7)	22%
Basic loss per share	$(0.97)	$(1.76)	45%

Non-GAAP
In USD millions, except per share data	FY22	FY21	Y/Y
Non-GAAP gross profit	$29.0	$2.8	931%
Non-GAAP gross margin	13.7%	2.0%	1,170 bps
Non-GAAP net loss to shareholders	$(30.3)	$(30.0)	(1)%
Non-GAAP basic loss per share	$(0.74)	$(1.05)	30%
Adjusted EBITDA	$7.7	$(2.6)	nm
Adjusted EBITDA margin	3.6%	(1.6%)	520 bps
nm - Not meaningful
Q4 2022 Results:
•Revenue: Revenue of $65.1 million increased 69% year-over-year. Advanced Technology Services revenue of $47.9 million increased 97% year-over-year reflecting the momentum we are gaining with several key customers, as well as a non-recurring, non-cash revenue recognition of $4.7 million for the early completion of a fixed-fee program. Advanced Technology Services revenue contained $0.03 million of tool revenue in fourth quarter 2022 and $1.1 million in fourth quarter 2021. Wafer Services revenue of $17.2 million increased 21% compared to the fourth quarter of 2021 driven by more favorable pricing and increased volumes.
•Gross Profit (Loss): GAAP gross profit was $16.6 million, or 25.4% of revenue, compared to gross loss of $16.6 million, or (43.1)% of revenue, in the fourth quarter of 2021. GAAP gross loss for the fourth quarter of 2021 included a $13.4 million inventory write-down charge for temperature differential sensing wafers. Cost of revenues in the fourth quarter of 2022 contained $2.7 million for heterogeneous integration and $1.4 million in depreciation for the radiation hardened facility. Non-GAAP gross profit was $17.0 million, or 26.2% of revenue, compared to gross loss of $2.3 million, or (6.1)% of revenue, in the fourth quarter of 2021.
•Net Loss: GAAP net loss to shareholders of $3.0 million, or $(0.07) per share, compared to a net loss to shareholders of $27.0 million, or $(0.69) per share, in the fourth quarter of 2021. Non-GAAP net loss to shareholders of $1.5 million, or $(0.03) per share, compared to a net loss to shareholders of $11.2 million, or $(0.28) per share, in the fourth quarter of 2021.
•Adjusted EBITDA: Adjusted EBITDA was $10.3 million, or 15.9% of revenue, compared to $(4.7) million or (12.3)% of revenue in the fourth quarter of 2021.
•Balance Sheet: Cash and cash equivalents of $30.0 million compared to $12.9 million from January 2, 2022.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call on Monday, February 13, 2023, at 3:30 p.m. CT to discuss its fourth quarter and full year 2022 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.

About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S. investor-owned semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, ROICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the fiscal quarter and year ended January 1, 2023 are preliminary, unaudited and subject to the finalization of the Company’s fourth quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions you that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the impact of the COVID-19 pandemic on our business, results of operations and financial condition and our customers, suppliers and workforce; the impact of the COVID-19 pandemic on the global economy; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; our ability to meet our long-term growth targets; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 10, 2022 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Source String: SkyWater Technology (SKYT-IR)

SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	January 1, 2023	January 2, 2022
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$30,025	$12,917
Accounts receivable, net	62,670	39,381
Inventories	13,397	17,500
Prepaid expenses and other current assets	10,290	3,854
Income tax receivable	169	745
Total current assets	116,551	74,397
Property and equipment, net	179,915	180,475
Intangible assets, net	5,608	3,891
Other assets	3,690	4,835
Total assets	$305,764	$263,598
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$1,855	$1,021
Accounts payable	21,102	7,637
Accrued expenses	25,212	17,483
Short-term financing, net of unamortized debt issuance costs (11)	55,817	—
Current portion of contingent consideration	—	816
Deferred revenue - current	28,186	20,808
Total current liabilities	132,172	47,765
Long-term liabilities:
Long-term debt, less current portion and net of unamortized debt issuance costs	35,181	58,428
Long-term incentive plan	1,643	4,039
Deferred revenue - long-term	67,967	88,094
Deferred income tax liability, net	1,239	995
Other long-term liabilities	13,585	4,350
Total long-term liabilities	119,615	155,906
Total liabilities	251,787	203,671
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value per share (80,000,000 and zero shares authorized, none issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 43,704,876 and 39,836,038 shares issued and outstanding)	437	398
Additional paid-in capital	147,304	115,208
Accumulated deficit	(94,072)	(54,479)
Total shareholders’ equity, SkyWater Technology, Inc.	53,669	61,127
Non-controlling interests	308	(1,200)
Total shareholders’ equity	53,977	59,927
Total liabilities and shareholders’ equity	$305,764	$263,598

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
	(in thousands, except share data)
Revenue	$65,087	$38,533	$212,941	$162,848
Cost of revenue:
Cost of revenue, before inventory write-down	48,536	41,714	186,974	156,878
Inventory write-down (1)	—	13,442	—	13,442
Total cost of revenue	48,536	55,156	186,974	170,320
Gross profit (loss)	16,551	(16,623)	25,967	(7,472)
Research and development	2,208	1,228	9,431	8,747
Selling, general and administrative expenses	13,040	9,951	46,303	43,595
Change in fair value of contingent consideration	—	(154)	—	(2,710)
Operating income (loss)	1,303	(27,648)	(29,767)	(57,104)
Other income (expense):
Paycheck Protection Program loan forgiveness	—	—	—	6,453
Loss on debt extinguishment	(1,101)	—	(1,101)	—
Interest expense	(1,794)	(839)	(5,194)	(3,542)
Total other income (expense)	(2,895)	(839)	(6,295)	2,911
Loss before income taxes	(1,592)	(28,487)	(36,062)	(54,193)
Income tax expense (benefit)	852	(2,322)	809	(6,790)
Net loss	(2,444)	(26,165)	(36,871)	(47,403)
Less: net income attributable to non-controlling interests	597	871	2,722	3,293
Net loss attributable to SkyWater Technology, Inc.	$(3,041)	$(27,036)	$(39,593)	$(50,696)
Net loss per share attributable to common shareholders, basic and diluted:	$(0.07)	$(0.69)	$(0.97)	$(1.76)
Weighted average shares used in computing net loss per common share, basic and diluted:	42,612,763	39,324,851	40,835,186	29,038,174

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended
	January 1, 2023	January 2, 2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(36,871)	$(47,403)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	28,192	27,368
Inventory write-down (1)	—	13,442
Gain on Paycheck Protection Program loan forgiveness	—	(6,453)
Gain on sale of property and equipment	(3)	(2,012)
Amortization of debt issuance costs included in interest expense	1,430	621
Long-term incentive and stock-based compensation	8,610	12,533
Change in fair value of contingent consideration	—	(2,710)
Cash paid for contingent consideration in excess of initial valuation	(816)	(7,374)
Deferred income taxes	244	(7,063)
Loss on debt extinguishment	1,101	—
Non-cash revenue related to customer equipment	—	(2,481)
Changes in operating assets and liabilities:
Accounts receivable	(12,846)	(9,387)
Inventories	(5,894)	(3,773)
Prepaid expenses and other assets	(5,288)	5,098
Accounts payable	18,458	(6,481)
Deferred revenue	(12,749)	(17,150)
Income tax receivable and payable	576	(2,455)
Net cash used in operating activities	(15,856)	(55,680)
Cash flows from investing activities:
Purchase of software and licenses	(400)	(1,220)
Proceeds from sale of property and equipment	—	2,159
Purchases of property and equipment	(14,981)	(30,762)
Net cash used in investing activities	(15,381)	(29,823)
Cash flows from financing activities:
Net (repayment) proceeds on Revolver	(22,328)	(6,081)
Proceeds from Financing	58,838	—
Repayment of Financing	(1,469)	(990)
Cash paid for debt issuance costs	(4,168)	(250)
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriting discounts and commissions	—	104,212
Proceeds from the issuance of common stock pursuant to the employee stock purchase plan	1,800	—
Proceeds from the issuance of common stock, net of underwriting discounts and commissions	16,168	—
Cash paid for offering costs	(5)	(1,867)
Cash paid for capital leases	(1,603)	(1,115)
Proceeds from the ATM program, net of commissions	3,476	—
Cash paid on license technology obligations	(1,150)	—
Distributions to VIE member	(1,214)	(2,925)
Net cash provided by financing activities	48,345	90,984
Net change in cash and cash equivalents	17,108	5,481
Cash and cash equivalents - beginning of period	12,917	7,436
Cash and cash equivalents - end of period	$30,025	$12,917

Supplemental Revenue Information by Quarter

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
	(in thousands)
Wafer Services revenue	$10,019	$14,312	$12,652	$14,174	$51,157	$21,546	$17,584	$17,154	$17,211	$73,495
Advanced Technology Services revenue	38,082	26,877	22,373	24,359	111,691	26,575	29,823	35,172	47,876	139,446
Revenue	$48,101	$41,189	$35,025	$38,533	$162,848	$48,121	$47,407	$52,326	$65,087	$212,941

Tool revenue (included in ATS revenue)	$15,405	$2,346	$281	$1,127	$19,159	$984	$313	$219	$30	$1,546
Tool cost of revenue	$9,873	$1,223	$281	$701	$12,078	$984	$200	$152	$46	$1,382
Revenue impact of new contract with significant customer (included in Wafer Services revenue)	$—	$—	$—	$—	$—	$8,230	$—	$—	$—	$8,230
Cost of revenue impact of new contract with significant customer	$—	$—	$—	$—	$—	$10,887	$—	$—	$—	$10,887
Non-GAAP Financial Measures
We provide supplemental non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our U.S. GAAP results. We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with U.S. GAAP, these measures are susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income (loss) before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including fair value changes in contingent considerations, fair value changes in warrants and management fees, inventory write-down, corporate conversion and IPO related costs, Paycheck Protection Program loan forgiveness, SkyWater Florida start-up costs, net income attributable to non-controlling interests, and management transition expense. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with U.S. GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.

The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with U.S. GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 1, 2023	January 2, 2022	October 2, 2022	January 1, 2023	January 2, 2022
	(in thousands)
GAAP revenue	$65,087	$38,533	$52,326	$212,941	$162,848
Tool revenue (10)	(30)	(1,127)	(219)	(1,546)	(19,160)

GAAP cost of revenue	$48,536	$55,156	$44,049	$186,974	$170,320
Inventory write-down (1)	—	(13,442)	—	—	(13,442)
Equity-based compensation (2)	(452)	(1,130)	(456)	(2,578)	(3,042)
SkyWater Florida start-up costs (3)	(14)	(187)	(114)	(582)	(879)
Cost of tool revenue (10)	$(46)	$(701)	$(152)	$(1,382)	$(12,078)
Non-GAAP cost of revenue	$48,024	$39,696	$43,327	$182,432	$140,879

GAAP gross profit (loss)	$16,551	$(16,623)	$8,277	$25,967	$(7,472)
GAAP gross margin	25.4%	(43.1)%	15.8%	12.2%	(4.6)%
Inventory write-down (1)	—	13,442	—	—	13,442
Equity-based compensation (2)	452	1,130	456	2,578	3,042
SkyWater Florida start-up costs (3)	14	187	114	582	879
Tool Revenue (10)	$(30)	$(1,127)	$(219)	$(1,546)	$(19,160)
Cost of Tool Revenue (10)	46	701	152	1,382	12,078
Non-GAAP gross profit (loss)	$17,033	$(2,290)	$8,780	$28,963	$2,809
Non-GAAP gross margin	26.2%	(6.1)%	16.8%	13.7%	2.0%

GAAP research and development	$2,208	$1,228	$2,580	$9,431	$8,747
Equity-based compensation (2)	(126)	655	(115)	(596)	(1,182)
Non-GAAP research and development	$2,082	$1,883	$2,465	$8,835	$7,565

GAAP selling, general and administrative expenses	$13,040	$9,951	$10,778	$46,303	$43,595
SkyWater Florida start-up costs (3)	2	(22)	—	(104)	(268)
Management transition expense (5)	—	—	—	—	(435)
Equity-based compensation (2)	(995)	(1,655)	(1,128)	(5,432)	(8,303)
Management fees (7)	—	—	—	—	(332)
Non-GAAP selling, general and administrative expenses	$12,047	$8,274	$9,650	$40,767	$34,257

	Three Months Ended			Twelve Months Ended
	January 1, 2023	January 2, 2022	October 2, 2022	January 1, 2023		January 2, 2022
	(in thousands)
GAAP net loss to shareholders	$(3,041)	$(27,036)	$(6,939)	$(39,593)		$(50,696)
Inventory write-down (1)	—	13,442	—	—		13,442
Paycheck Protection Program loan forgiveness	—	—	—	—		(6,453)
Corporate conversion and initial public offering related costs (4)	—	205	—	—		1,934
SkyWater Florida start-up costs (3)	12	209	114	686		1,147
Management transition expense (5)	—	—	—	—		435
Fair value changes in contingent consideration (6)	—	(154)	—	—		(2,710)
Equity-based compensation (2)	1,573	2,130	1,699	8,606		12,527
Management fees (7)	—	—	—	—		332
Non-GAAP net loss to shareholders	$(1,456)	$(11,204)	$(5,126)	$(30,301)		$(30,042)

Equity-based compensation allocation in the consolidated statements of operations (2):
Cost of revenue	$452	$1,130	$456	$2,578	$2,578	$3,042
Research and development	126	(655)	115	596		1,182
Selling, general and administrative expenses	995	1,655	1,128	5,432		8,303
	$1,573	$2,130	$1,699	$8,606		$12,527

SkyWater Florida start-up costs allocation in the consolidated statements of operations (3):
Cost of revenue	$14	$187	$114	$582		$879
Selling, general and administrative expenses	(2)	22	—	104		268
	$12	$209	$114	$686		$1,147

	Three Months Ended January 1, 2023		Twelve Months Ended January 1, 2023
	GAAP	Non-GAAP	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(3,041)	$(1,456)	$(39,593)	$(30,301)
Undistributed preferred return to Class B preferred unitholders	—	—	—	—
Net loss attributable to common shareholders	$(3,041)	$(1,456)	$(39,593)	$(30,301)
Denominator:
Weighted-average common shares outstanding, basic and diluted	42,613	42,613	40,835	40,835
Net loss per common share, basic and diluted	$(0.07)	$(0.03)	$(0.97)	$(0.74)

	Three Months Ended January 2, 2022		Twelve Months Ended January 2, 2022
	GAAP	Non-GAAP	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per unit data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(27,036)	$(11,204)	$(50,696)	$(30,042)
Undistributed preferred return to Class B preferred unitholders	—	—	(398)	(398)
Net loss attributable to common shareholders	$(27,036)	$(11,204)	$(51,094)	$(30,440)
Denominator:
Weighted-average common shares outstanding, basic and diluted	39,325	39,325	29,038	29,038
Net loss per common share, basic and diluted	$(0.69)	$(0.28)	$(1.76)	$(1.05)

	Three Months Ended October 2, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(6,939)	$(5,126)
Undistributed preferred return to Class B preferred unitholders	—	—
Net loss attributable to common shareholders	$(6,939)	$(5,126)
Denominator:
Weighted-average common shares outstanding, basic and diluted	40,669	40,669
Net loss per common share, basic and diluted	$(0.17)	$(0.13)

	Three Months Ended		Twelve Months Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
	(in thousands)
Net loss to shareholders	$(3,041)	$(27,036)	$(39,593)	$(50,696)
Interest expense (9)	2,895	839	6,295	3,542
Income tax (benefit) expense	852	(2,322)	809	(6,790)
Depreciation and amortization	7,451	7,068	28,192	27,368
EBITDA	8,157	(21,451)	(4,297)	(26,576)
Inventory write-down (1)	—	13,442	—	13,442
Paycheck Protection Program loan forgiveness	—	—	—	(6,453)
Corporate conversion and initial public offering related costs (4)	—	205	—	1,934
SkyWater Florida start-up costs (3)	12	209	686	1,147
Management transition expense (5)	—	—	—	435
Fair value changes in contingent consideration (6)	—	(154)	—	(2,710)
Equity-based compensation (2)	1,573	2,130	8,606	12,527
Management fees (7)	—	—	—	332
Net income attributable to non-controlling interests (8)	597	871	2,722	3,293
Adjusted EBITDA	$10,339	$(4,748)	$7,717	$(2,629)
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(1)Represents the full write-down for inventory to cost of revenue for inventory in which we were contracted to manufacture for a specific customer. The customer's financing for its COVID-19 related business was not obtained and the customer was unable to meet its contractual payment obligations.
(2)Represents non-cash equity-based compensation expense.
(3)Represents start-up costs associated with our 200 mm heterogeneous integration facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not indicative of our ongoing costs and will be discontinued following the start-up of SkyWater Florida.
(4)Represents expenses directly associated with the corporate conversion and IPO, such as professional, consulting, legal and accounting services. This also includes bonus awards granted to employees upon the completion of the IPO. These expenses are not indicative of our ongoing costs and were discontinued following the completion of our initial public offering.
(5)Represents expense for the departure of our former Chief Administrative Officer, which includes primarily severance benefits.
(6)Represents non-cash valuation adjustment of contingent consideration to fair market value during the period.
(7)Represents a related party transaction with Oxbow Industries, our principal stockholders. As these fees are not part of the core business, did not continue after our IPO and are excluded from management’s assessment of the business, we believe it is useful to investors to view our results excluding these fees.
(8)Represents net income attributable to our VIE, which was formed for the purpose of purchasing our land, building with the proceeds of a bank loan. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.
(9)Includes losses related to the extinguishment of our revolving credit agreement.
(10)Tool revenue and cost of tool revenue represent the revenue and external costs related to the services we provide to qualify customer funded tool technologies as our customers invest in our capabilities to expand our technology platforms.
(11)The Company entered into a revolving credit agreement on December 28, 2022. Our revolving credit arrangement is considered short-term as it requires that the loan be serviced with working capital.